UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2019
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

MediaAlpha Recapitalization

On February 4, 2019, White Mountains Insurance Group, Ltd. (NYSE: WTM) announced that MediaAlpha has signed a definitive agreement to sell a significant minority stake to Insignia Capital Group in connection with a recapitalization and cash distribution to existing shareholders.  MediaAlpha will also repurchase a portion of the holdings of existing shareholders. The transaction values MediaAlpha at approximately $350 million.

White Mountains will retain a 42% ownership interest in MediaAlpha on a fully-diluted basis, and expects to receive a net cash distribution of approximately $85 million.

As a result of the transaction, White Mountains expects that it will no longer consolidate MediaAlpha in its financial statements and will mark its interest in MediaAlpha to fair value. Accordingly, the transaction will result in a gain to each of White Mountains's book value per share and adjusted book value per share of approximately $55.  The transaction is expected to close within 60 days and is subject to the satisfaction of customary closing conditions and MediaAlpha securing new third-party debt financing of approximately $100 million, the proceeds of which will be used primarily to effect a distribution to pre-closing shareholders.

A copy of the White Mountains press release announcing the transaction is furnished with this report as an exhibit to this Form 8-K.

Non-GAAP Financial Measures

Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below. The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the Build America Mutual surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. In calculating the gain expected from the MediaAlpha transaction described above, only the adjustment to the denominator is applicable.

Forward Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this presentation which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, among others, statements with respect to White Mountains’s: (i) change in adjusted book value per share or return on equity; (ii) business strategy; (iii) financial and operating targets or plans; (iv) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; and (v) the future consummation of any transaction and the timing thereof, including any recapitalization, distribution, repurchase or financing.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including: (i) the risks factors set forth in our Form 10-K filed on February 28, 2018; (ii) business opportunities (or lack thereof) that may be presented to it and pursued; (iii) actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; (iv) the continued availability of capital and financing; (v) general economic, market or business conditions; (vi) competitive forces, including the conduct of other insurers; (vii) changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; (viii) an economic downturn or other economic condition adversely affecting its financial position; (ix) other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: February 4, 2019	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Managing Director and Chief Accounting Officer